UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2011, Horizon Technology Finance Corporation (the “Company”) announced that it closed a new revolving credit facility with Wells Fargo Capital Finance, LLC acting as the arranger and administrative agent and providing an initial commitment of $75 million. The credit facility has an accordion feature which allows for an increase in the total loan commitment to $150 million. In connection with the credit facility, the Company’s wholly owned subsidiary, Horizon Credit II LLC (“Horizon Credit II”), as borrower, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and, as buyer, entered into a Sale and Servicing Agreement (the “Sale and Servicing Agreement,” and together with the Loan and Security Agreement and various supporting documentation, the “Credit Facility”) whereby the Company will transfer certain loans it has originated or acquired, or will originate or acquire, from time to time, to Horizon Credit II.

The Credit Facility, among other things, matures on July 14, 2017 and generally bears interest based on LIBOR plus 4.00%, with a LIBOR floor of 1.00%. The Credit Facility requires the payment of an unused line fee of 375 basis points annually and has an advance rate of 50% against eligible loans. Interest is generally required to be paid monthly in arrears. The Credit Facility is secured by all of the assets of Horizon Credit II. Under the Credit Facility, the Company and Horizon Credit II, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including but not limited to, maintenance of certain ratios and minimum tangible net worth, among others. The Credit Facility includes usual and customary events of default for credit facilities of this nature including, without limitation, payment defaults, failure to perform, keep or observe certain covenants, bankruptcy events and change of control.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to copies of the form of Loan and Security Agreement and form of Sale and Servicing Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and by this reference incorporated herein.

On July 14, 2011, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1
Form of Loan and Security Agreement, dated as of July 14, 2011, by and among Horizon Credit II LLC, as the borrower, the Lenders that are signatories thereto, as the lenders, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent.

10.2
Form of Sale and Servicing Agreement, dated July 14, 2011, among Horizon Credit II LLC, as the buyer, and Horizon Technology Finance Corporation, as the originator, and Horizon Technology Finance Management LLC, as the servicer, and U.S. Bank National Association, as the collateral custodian, and Wells Fargo Capital Finance, LLC as the agent.

99.1	Press release of the Company dated July 14, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2011	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board